EXHIBIT 99.1


 ADVANCED NUTRACEUTICALS, INC. ANNOUNCES THIRD QUARTER RESULTS AND RECORD SALES.

Denver, Colorado, August 13, 2004 - Advanced Nutraceuticals, Inc. (OTCBB: ANII), announced today results for the third quarter and the nine months ended June 30, 2004. These are the second quarterly reported results of the Company's operations following the divestiture of its unprofitable subsidiary, ANI Pharmaceuticals, Inc. ("ANIP"), during the second quarter of 2004, and the Company's strong financial results trend continued. The operations of ANIP are now accounted for as a discontinued operation in the Company's financial statements. The successful operations and earnings of the Company's only remaining operating subsidiary, Bactolac Pharmaceutical, Inc. ("Bactolac"), were overshadowed in past years due to losses from ANIP.

Record net sales from continuing operations for the nine months ended June 30, 2004 were $13.2 million compared to $9.4 million for the comparable prior year period, a 40% year-to-date increase. The Company reported net income from continuing operations of $3.0 million, or $.61 per common share ($.55 diluted), compared with net income of $1.3 million, or $.27 per common share for the 2003 period ($.27 diluted). The 2004 period included the net effect of a recorded $1.1 million deferred income tax benefit.

Record net sales from continuing operations for the three months ended June 30, 2004 were $4.8 million compared to $3.2 million for the three months ended June 30, 2003, a 50% increase. The Company reported net income from continuing operations of $328,000, or $.07 per common share ($.05 diluted) for the quarter, compared to net income of $494,000, or $.0.10 per common share ($.10 diluted), for the third quarter of 2003. The 2004 period included the effect of a recorded $175,000 million deferred income tax expense while the 2003 period had no tax expense.

Net loss from discontinued operations for the nine months ended June 30, 2004 was $1.4 million, or $.29 per common share ($.26 diluted), compared with a net loss of $1.4 million, or $.28 per common share ($.28 diluted) for the 2003 period. Net income from discontinued operations for the three months ended June 30, 2004 was $98,000, or $.02 per common share ($.02 diluted), compared with a net loss of $569,000, or $.12 per common share ($.12 diluted) for the third quarter of 2003. The nine-month period ended June 31, 2004 includes the effect of a recorded $697,000 deferred tax benefit. The Company used the entire net cash proceeds from the ANIP sale to reduce the Company's secured debt by approximately $3.0 million.

Bactolac's recently leased additional 29,000 square feet of space is currently being built out and equipped to expand its production capability as well as commence production of liquid vitamin products. We expect the expansion to be fully operational in October 2004.

Dr. Reddy, founder and president of Bactolac, and largest shareholder of the Company, was quoted as saying, "Bactolac continues to see record sales levels and I believe that the expansion space soon to come on line will support our continued growth opportunities. The Company's positive financial results are dramatically enhancing our financial position by reducing debt."


                 Condensed Consolidated Statements of Operations
                 -----------------------------------------------


                                          Three Months Ended   Nine Months Ended
(In thousands except per share data)           June 30,           June 30,
                                            2004      2003      2004      2003
                                            ----      ----      ----      ----

Net sales                                 $ 4,798   $ 3,206   $13,193   $ 9,435
Gross profit                                1,343     1,184     4,192     3,556
General and administrative expenses           755       618     2,103     2,032
                                          -------   -------   -------   -------

     Operating income                         588       566     2,089     1,524

Other expenses, net                           (85)      (72)     (169)     (175)
                                          -------   -------   -------   -------

Income from continuing
     operations before taxes                  503       494     1,920     1,349

Income tax (expense) benefit                 (175)       --     1,128        --
                                          -------   -------   -------   -------

Income from continuing operations             328       494     3,048     1,349

Income (loss) from discontinued operations,
     net of income tax benefit                 98      (569)   (1,436)   (1,377)
                                          -------   -------   -------   -------

     Net income (loss)                    $   426   $   (75)  $ 1,612   $   (28)
                                          =======   =======   =======   =======
Basic income (loss) per share
     Continuing operations                $   .07   $   .10   $   .61   $   .27
     Discontinued operations                  .02      (.12)     (.29)     (.28)
                                          -------   -------   -------   -------

                                          $   .09   $  (.02)  $   .32   $  (.01)
                                          =======   =======   =======   =======
Diluted income (loss) per share
     Continuing operations                $   .05   $   .10   $   .55   $   .27
     Discontinued operations                  .02      (.12)     (.26)     (.28)
                                          -------   -------   -------   -------

                                          $   .07   $  (.02)  $   .29   $  (.01)
                                          =======   =======   =======   =======

Weighted average shares outstanding:
    Basic                                   5,031     4,993     5,006     4,993
                                          =======   =======   =======   =======
    Diluted                                 6,073     4,993     5,580     4,993
                                          =======   =======   =======   =======



                      Condensed Consolidated Balance Sheet
                                 (In thousands)
                                 --------------


                                                                    June 30,
                                                                     2004
                                                                   ---------
                                       ASSETS

Current assets                                                      $ 6,942
Property and equipment, net                                           1,106
Other assets                                                          8,819
                                                                    -------

Total assets                                                        $16,867
                                                                    =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                 $ 1,339
Long term liabilities                                                 1,799
Stockholders' equity                                                 13,729
                                                                    -------

Total liabilities and stockholders' equity                          $16,867
                                                                    =======





For additional information contact:

Jeff McGonegal (303) 475-3786 (Email: jmcgonegal@anii.cc) or
Gregory Pusey (303) 722-4008 (Email: gpusey@anii.cc)

________________________________________________________________________________

This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANII believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of ANII. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions, fluctuations in sales volumes and problems in collecting receivables. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.